Exhibit 99.1
NEWS RELEASE
October 18, 2023

Helmerich & Payne, Inc. Announces Supplemental Shareholder Return Plan and Planned Capital Expenditures for Fiscal 2024 and Conference Call and Webcast for Fiscal Fourth Quarter 2023

•H&P announces its fiscal 2024 Supplemental Shareholder Return Plan, which is currently projected to provide approximately $168 million to shareholders, comprised of established base dividends as well as supplemental dividends

•2024 Supplemental Shareholder Return Plan is comprised of a projected $100 million established base dividend, a planned $68 million supplemental dividend and approximately $68 million of unallocated cash, which combined with roughly $350 million of cash on hand provides ample flexibility

•H&P expects its capital expenditures for fiscal year 2024 to range between $450 and $500 million

•Approximately 60% of planned expenditures are earmarked for our North America Solutions segment to fund maintenance capex and convert rigs to walking configuration; approximately 33% of planned expenditures are allotted towards international growth including plans to modify and convert rigs to walking configuration for international export; the remaining planned spend is primarily allocated to general corporate and information technology expenditures

•On October 17, 2023, the Board of Directors of the Company declared a quarterly cash supplemental dividend of $0.17 per share, payable on December 4, 2023, to stockholders of record at the close of business on November 20, 2023. The payable date and record date of this supplemental dividend coincide with the dates applicable to the Company’s base dividend of $0.25 per share, which was declared on September 6, 2023.

TULSA, Oklahoma, - October 18, 2023 (Business Wire) – Helmerich & Payne, Inc. (“H&P” or the “Company”) (NYSE: HP) today announced its planned capital expenditures and supplemental shareholder return plan for fiscal year 2024. The Company also announced the timing of the upcoming conference call and webcast for its fiscal fourth quarter of 2023.

President and CEO John Lindsay commented, “I am pleased with the execution of our 2023 supplemental shareholder return plan, utilizing it to not only maintain a competitive dividend yield, but also to take advantage of what we viewed as dislocations in stock prices to opportunistically repurchase shares. A key element in the plan’s design was flexibility, which we believe is necessary to return capital more efficiently to shareholders in a cyclical business such as ours. Our 2024 supplemental shareholder return plan will retain many of these characteristics, including the flexibility to further invest in the business, supplement additional dividend returns, and/or repurchase shares if and when those opportunities arise.

“The Company’s annual supplemental shareholder return plans serve to augment our long-standing commitment to returning cash to shareholders. In fiscal 2024, our current base dividend of $1.00/share per annum will continue to serve as a foundation of that cash return commitment. The supplemental dividend for fiscal 2024, which we anticipate will be approximately $68 million in the aggregate, is intended to further enhance shareholder returns. The Company’s annual supplemental shareholder return plan is a fundamental component of our overall capital allocation strategy. Accordingly, the planned supplemental dividend for
Helmerich & Payne | 1437 South Boulder Ave. | Suite 1400
Tulsa, OK 74119 | 918.588.5190 | helmerichpayne.com

News Release
October 18, 2023
fiscal 2024 is lower than fiscal 2023 as we balance, among other things, the outlook for this fiscal year’s activity levels, which are more subdued than last year’s at this time, and our continued efforts to expand internationally, including the related capital required to do so. We continue to recognize that our international strategy is a long-term diversification and growth commitment, and capital devoted to its expansion will take multiple years to fully develop and generate returns for the Company.”

2024 Supplemental Shareholder Return Plan:
The Company has established its 2024 supplemental shareholder return plan, which is currently projected to provide approximately $68 million in additional cash returns to shareholders in the form of additional dividends. These supplemental dividends are expected to be paid in four, approximately equal, installments during fiscal 2024. These additional cash returns represent approximately 50% of the Company’s projected cash flow generation in fiscal 2024 after planned capital expenditures and after the Company’s already established “base” annual dividend of $1.00/share, which is roughly $100 million on an annualized basis. All such established base and supplemental dividends are subject to the determination and approval of the Company’s Board of Directors on a quarterly basis.

Under the plan, the Company may utilize remaining cash flow projected to be generated in fiscal year 2024, after planned capital expenditures, established base and supplemental dividends, as well as cash on hand, to fund additional supplemental dividends or to opportunistically repurchase shares of its common stock under its evergreen four million shares per calendar year annual repurchase authorization. The Company currently has approximately 1.3 million shares remaining under its calendar 2023 authorizations. Such repurchases will be dependent upon several factors, including market and industry conditions and other investment opportunities available to the Company.

The 2024 supplemental shareholder return plan is specific to fiscal year 2024 and is derived from current forecasts and projections for fiscal year 2024, which are subject to change based on industry factors and market conditions. Our intention is to refresh the plan in subsequent fiscal years with adjustments made based on relevant factors and market conditions at that time, including the Company’s projected cash flow generation, and accretive investment opportunities.

On October 17, 2023, the Board of Directors of the Company declared a quarterly cash supplemental dividend of $0.17 per share, payable on December 4, 2023, to stockholders of record at the close of business on November 20, 2023. The payable date and record date of this supplemental dividend coincide with the dates applicable to the Company’s base dividend of $0.25 per share, which was declared on September 6, 2023.

Planned Capital Expenditures for Fiscal Year 2024:
Capital expenditures for fiscal year 2024 are expected to range between $450 and $500 million, reflecting our commitment to investments to support international expansion, walking rig conversions and to complete capital spending deferments that were made during the years impacted by the pandemic. H&P’s North America Solutions segment accounts for approximately 60% of the expected spend as the Company plans to convert some additional rigs to walking configurations and as maintenance capex per rig pushes slightly above the previous $1.1 to $1.3 million per active rig range. The Company’s International Solutions and Offshore Gulf of Mexico segments account for roughly 33% of the planned expenditures in fiscal 2024 as the Company continues to fund its international growth. Specifically, plans include converting additional super-spec rigs domiciled in the U.S. to walking configurations, as well as making other modifications to them, in preparation for international export and upgrading 3 rigs in Argentina to super-spec. Included in the anticipated spend for the North American Solutions and International Solutions segments are amounts allocated to convert up to 14 super-spec rigs located in the U.S. to walking configurations. Furthermore, a portion of those rigs are slated for further modifications and international export. The remainder of the planned spend for fiscal 2024 is slated for corporate and information technology purposes as the Company continues to invest in and modernize its own operational and business-driven technologies.

Senior Vice President and CFO Mark Smith also commented, “We believe our 2023 supplemental shareholder return plan was a success. During fiscal 2023 we returned approximately $450 million of capital to shareholders, which represents over 10% of our current market cap. These returns were in the form of approximately $104 million in base dividends, roughly $98 million in supplemental dividends, and approximately $249 million in share repurchases, which represented roughly 6% of the shares outstanding.

Helmerich & Payne | 1437 South Boulder Ave. | Suite 1400
Tulsa, OK 74119 | 918.588.5190 | helmerichpayne.com

News Release
October 18, 2023
“The Company’s annual supplemental shareholder return plan is an integral part of our overall capital allocation strategy serving as a complement to our annual capital expenditure program. The 2024 supplemental shareholder return plan retains the flexibility that we believe is required to appropriately allocate capital to on-going operations, take advantage of growth opportunities and provide shareholder returns. To that end, during fiscal 2024 the Company expects to deploy approximately $640 million in capital - $450 million to $500 million in capex plus approximately $168 million of expected cash returns to shareholders. Another $68 million of expected fiscal 2024 cash flow generation, which is currently unallocated, coupled with our cash on hand at September 30, 2023 of approximately $350 million, provides the Company further opportunistic flexibility. This flexibility can be used for variety of other investments and/or capital allocations, including allocation of approximately an additional $50 million towards purchase orders for long-lead items for rig-related capex expected to be incurred in fiscal 2025.

“In our North America Solutions segment, we anticipate fiscal 2024 maintenance capex per rig will be slightly above the fiscal 2023 range as lower levels of planned tubular purchases are offset by plans to complete capital spending deferments from prior years. Capital expenditures for our International Solutions segment are expected to remain a meaningful part of overall capex. The projected spend here again coincides with international markets increasing focus on unconventional drilling, which has even accelerated since our last earnings call in late July, leading us to allocate more capital here to take advantage of the developing opportunities. Additionally, as part of our overall capital expenditure program in fiscal 2024, we expect to complete up to 14 walking rig conversions in the U.S. Approximately half of these conversions will be utilized domestically as long as customer demand for our walking rig configuration persists at reasonable rates of return. The remainder of these conversions are intended to receive further modifications and are earmarked for potential international export.

“Despite market volatility in fiscal 2023, we were able to execute on the 2023 supplemental shareholder return plan as originally anticipated. That said, each new year comes with new expectations and the 2024 supplemental shareholder return plan represents our current intention of returning capital to shareholders during fiscal 2024 based upon our outlook of market and industry conditions at present, including our current expectations surrounding rig pricing, activity levels, margins, cash generation, capital expenditures and other investment opportunities. In determining whether to proceed with the 2024 supplemental shareholder return plan as originally intended and any future supplemental shareholder return plans in later fiscal years, management and our board of directors will continue to review the Company’s financial position and performance together with relative market conditions at that time.”

Investor slides for October 2023 are available for download on the Company’s website, within Investors, under Presentations.

Fiscal Fourth Quarter 2023 Conference Call and Webcast:
The Company’s financial guidance for the fiscal fourth quarter of 2023 and full fiscal year 2023 are consistent, except as noted, with those provided in the Company’s press release dated July 26, 2023. Those items are enumerated below:

Fiscal Fourth Quarter 2023:
•North America Solutions direct margins(1) are still expected to be between $230-$260 million
•North America Solutions active rig count was 147 rigs as of September 30, 2023
•International Solutions direct margins(1) are now expected to be between $4-$6 million, exclusive of any foreign exchange gains or losses, as we pulled forward some spending related to recommissioning rigs earmarked for export and due to additional expat expenses
•Offshore Gulf of Mexico direct margins(1) are still expected to be between $6-$8 million

Fiscal Year 2023:
•Gross capital expenditures are still expected to be approximately $400 million
•Depreciation and amortization expenses are still expected to be approximately $385 million
•Research and development expenses are still expected to be roughly $30 million
•Selling, general and administrative expenses are still expected to be approximately $205 million

Helmerich & Payne | 1437 South Boulder Ave. | Suite 1400
Tulsa, OK 74119 | 918.588.5190 | helmerichpayne.com

News Release
October 18, 2023
The financial guidance set forth above does not represent a comprehensive statement of operational results or financial position for or as of the fiscal quarter and fiscal year ended September 30, 2023. The final comprehensive statements of operational results and financial position for and as of the fiscal quarter and fiscal year ended September 30, 2023, will be contained in our Annual Report on Form 10-K. Our final operational results and audited financial statements may vary from the financial guidance described above as our quarterly and yearly financial statement close processes are not yet complete and additional developments and adjustments may arise between now and the time the financial information and operational results for these periods are finalized. In addition, the financial guidance is not necessarily indicative of the results to be achieved for any future period.

The Company’s fiscal fourth quarter 2023 conference call will take place on Thursday, November 9, 2023, at 11:00 a.m. (ET) with John Lindsay, President and CEO, Mark Smith, Senior Vice President and CFO, and Dave Wilson, Vice President of Investor Relations. Investors may listen to the conference call either by phone or audio webcast.

What:	Helmerich & Payne, Inc.’s Fiscal Fourth Quarter 2023 Earnings Release. Other material developments may also be discusse

When:	11:00 a.m. ET (10:00 a.m. CT), Thursday, November 9, 2023

Via Phone:	Domestic: 800-895-3361 Access Code: Helmerich
International: 785-424-1062 Access Code: Helmerich

Via Internet:	Visit http://www.helmerichpayne.com then click on “Investors” and then click on “News & Events – Event & Presentations” to find the link to the webcast

Questions:	Dave Wilson, investor.relations@hpinc.com, 918-588-5190
If you are unable to listen during the live webcast, the call will be archived for 365 days on Helmerich & Payne, Inc.’s website, http://www.helmerichpayne.com, under “News & Events – Event & Presentations”, which can be accessed through the “Investors” section of the website.

About Helmerich & Payne, Inc.
Founded in 1920, Helmerich & Payne, Inc. is committed to delivering industry leading drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for our customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies. For more information, visit www.helmerichpayne.com.

Forward Looking Statements
This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s business strategy, future financial position, operations outlook, future cash flow, future use of generated cash flow, dividend amounts and timing, supplemental shareholder return plans and amounts of any future dividends, future share repurchases, investments, active rig count projections, budgets, projected costs and plans, objectives of management for future operations, contract terms, financing and funding, capex spending, outlook for domestic and international markets, and actions by customers are forward-looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other disclosure in the Company’s SEC filings, including but not limited to its annual report on Form 10‑K and quarterly reports on Form 10‑Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. Investors are cautioned not to put undue reliance on such statements. We undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information changes in internal estimates, expectations or otherwise, except as required under applicable securities laws.

Helmerich & Payne | 1437 South Boulder Ave. | Suite 1400
Tulsa, OK 74119 | 918.588.5190 | helmerichpayne.com

News Release
October 18, 2023
Helmerich & Payne uses its website as a channel of distribution for material company information. Such information is routinely posted and accessible on its investor relations website at www.helmerichpayne.com. Information on our website is not part of this release.

(1) Direct margin, which is considered a non-GAAP metric, is defined as operating revenues less direct operating expenses and is included as a supplemental disclosure. We believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. Expected direct margin for the fourth quarter of fiscal 2023 is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the financial statement impact of certain items based on preliminary results. Therefore, as a result of the uncertainty and variability of the nature and amount of adjustments, which could be significant, we are unable to provide a reconciliation of expected direct margin to the most comparable GAAP measure without unreasonable effort.

Helmerich & Payne | 1437 South Boulder Ave. | Suite 1400
Tulsa, OK 74119 | 918.588.5190 | helmerichpayne.com